                                                                    EXHIBIT 99.2



                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


         I hereby consent to being named as a person about to become a director to the Board of Directors of Magnum Hunter Resources, Inc., a Nevada corporation, in its Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about February 22, 2002 and any amendments thereto filed with the Securities and Exchange Commission.


                                            /s/   Robert Kelley
                                            ------------------------------------
                                            Robert Kelley


Dated: February 22, 2002